"PRELIMINARY PROXY MATERIALS"


PROXY                               MINING SERVICES INTERNATIONAL

THIS PROXY IS SOLOCITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints John T. Day, M. Garfield Cook, and Nathan L. Wade as Proxies with full power of substitution, and hereby appoints him to represent AND VOTE, AS DESIGNATED BELOW, ALL SHARES OF Common Stock of the Company held of record by the undersigned on _______________, 2001 at the Special Meeting of Shareholders to be held at the ________________________, ______________________, Sandy, Utah
on __________________,  2001 at _______ p.m. (local time), or at any adjournment thereof.

1. Proposal to sell substantially all of the assets, subsidiaries and certain joint venture interests of Mining Services International Corporation's ("MSI") explosives manufacturing, services and supply business (the "Asset Sale") pursuant to an Asset Purchase Agreement, dated November 30, 2000, by and among Union Espanola de Explosivos S.A., Union Espanola de Explosivos-MSI International, S.A., UMSI Acquisition Co., and MSI.
           FOR               AGAINST                   ABSTAIN

2. Proposal to amend MSI's Articles of Incorporation to change MSI's name to "___________________________" immediately following the consummation of the Asset Sale.
           FOR               AGAINST                   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign and date this Proxy where shown below and return it promptly.

Signed: ___________________  Signed: ___________________   Date: _______________

Note: Please sign above exactly as the shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.